UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2011

First PacTrust Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49806	04-3639825
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Bay Boulevard, Chula Vista, California		91910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(619) 691-1519

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Securities Holders

The Company’s Annual Meeting of Stockholders was held May 25, 2011. The matters considered and voted on by the Company’s stockholders at the Annual Meeting were as follows:

Proposal 1: The election of two directors each to serve for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Timothy R. Chrisman	5,267,767	154,767	0
Jeffrey T. Seabold	5,263,737	158,576	0

Proposal 2: The approval of the Company’s 2011 Omnibus Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
4,375,209	1,019,461	27,643	0

Proposal 3: The approval of an advisory (non-binding) resolution to approve the Company’s executive compensation as described in the proxy statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,307,310	74,619	40,384	0

Proposal 4: An advisory (non-binding) proposal with respect to the frequency that stockholders will vote on the Company’s executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
5,006,695	38,500	303,510	73,608	0

In light of the results of such shareholder vote, on May 25, 2011, the Board of Directors of the Company adopted a resolution to hold an advisory shareholder Say-On-Pay vote on an annual basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

May 26, 2011	By:	/s/ James P. Sheehy

Name: James P. Sheehy
Title: Executive Vice President - Secretary